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                                                                    EXHIBIT 99.1
                              WOLVERINE TUBE, INC.

                             P R E S S R E L E A S E

Contact:   James E. Deason
           Senior Vice President
           Chief Financial Officer
           (256) 580-3625

       WOLVERINE TUBE, INC. INCREASES AVAILABILITY UNDER RECEIVABLES SALE
                              FACILITY $20 MILLION

HUNTSVILLE, ALABAMA, June 12, 2006 -- Wolverine Tube, Inc. (NYSE:WLV) announced that it has increased the maximum amount available to it under its receivables sale facility. Under an amended agreement among Wolverine and certain Wolverine subsidiaries, Wachovia Bank, National Association, a Wachovia affiliate and CIT Group/Business Credit, Inc., Wolverine has increased the amount available to $90 million. The previous amount available under the receivables sale facility was $70 million.

Chip Manning, President and Chief Executive Officer stated, "The continuing unprecedented level of copper prices has required us to increase the availability under this facility to fund our working capital as we are in the peak period of working capital usage for the Company. With seasonally stronger business levels, the need for expanded liquidity to continue to serve our customers is appropriate." Manning continued, "We continue to have good working relationships with the financial institutions that support the Company and believe that these relationships will benefit us as we manage the improvement of our business and financial performance."

"This transaction continues to adapt our liquidity to the changing environment and allows us to address our current working capital requirements due to the continued increases in copper prices," stated Jed Deason, Senior Vice President and Chief Financial Officer. Deason continued, "The increase in availability under this liquidity facility along with the active management of cash and working capital on the part of the Company will allow us to continue to satisfy our customers' demand as we respond to seasonal demand and record high metal prices."

The maximum aggregate amount available to the Company under its secured revolving credit facility and amended receivables sale facility is $125 million, subject to borrowing base and eligibility limitation and reserve requirements. Based upon the most recent servicing reports, and after taking into account outstanding letters of credit, required reserves and other holdbacks, as well as amounts already drawn down under the facilities, the Company has approximately $24 million in additional liquidity available to it under these facilities as of June 9, 2006. This availability under the liquidity facilities, plus cash available in North America of $18 million as of June 9, 2006, reflects the Company's total available liquidity of $42 million, as of that date.

                             Corporate Headquarters
                       200 Clinton Avenue West, Suite 1000
                              Huntsville, AL 35801

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                              WOLVERINE TUBE, INC.

ABOUT WOLVERINE, TUBE, INC. -- Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, metal joining products as well as copper and copper alloy rod, bar and other products. Internet addresses http://www.wlv.com and http://www.silvaloy.com.

FORWARD LOOKING STATEMENTS -- Forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements using such terms as "may", "will," "expect," "believe," "plan," "anticipate" and other similar terms and concepts, are forward-looking statements. This press release contains forward-looking statements regarding Wolverine's expected liquidity position (including availability under its receivables sale and secured revolving credit facilities). Such statements are based on management's current expectations, estimates, assumptions and projections about Wolverine's business and other information currently available, and are subject to various risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. Wolverine undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof, or to reflect the occurrence of unanticipated events. With respect to the forward-looking statements contained in this press release, factors that could affect actual results include, without limitation, Wolverine's ability to manage available cash and availability under its receivables sale facility and its secured revolving credit facility to fund working capital requirements in order to satisfy customer demand, as well as to fund anticipated capital expenditures and debt reduction; raw material and energy costs and Wolverine's ability to effectively hedge these cost; fluctuation in the COMEX copper price; the effect of currency fluctuation; the levels of commercial and residential construction activity; competitive products and pricing; the effect of regulatory matter, the mix and seasonality of geographic and product revenues; the effect of general economic conditions and world events (such as terrorism); and other risks and uncertainties discussed in Wolverine's most recent Annual Report on Form 10-K and other reports filed from time to time with the Securities and Exchange Commission.

                                      -End-

                             Corporate Headquarters
                       200 Clinton Avenue West, Suite 1000
                              Huntsville, AL 35801